Exhibit 21

                         Company Subsidiaries

    Name of Subsidiary                      Jurisdiction of Incorporation
    ------------------                      -----------------------------

 International Vision Associates, Ltd.                 Georgia

 Mexican Vision Associates, S.A. de C.V.               Mexico

 Mexican Vision Associates Operadora, S.               Mexico
 de R.L. de C.V.

 Mexican Vision Associates Servicios, S.               Mexico
 de R.L. de C.V.

 Midwest Vision, Inc.                                 Minnesota

 NVAL Healthcare Systems, Inc.                         Georgia

 NVAL Visioncare Systems of California,              California
 Inc.

 Frame-n-Lens Optical, Inc.                          California

 Vision Administrators, Inc.                         California

 ProCare Eye Exam, Inc.                              California

 Family Vision Centers, Inc.                          Delaware

 New West Eyeworks, Inc.                              Delaware

 Alexis Holdings, Inc.                                 Arizona

 Vista Eyecare Network, LLC                           Delaware